C 0 M P R E H E N S I V E - C D D I S C

                        L I C E N S E A G R E E M E N T

     AGREEMENT, having an effective date of January 1, 1996 by and between U.S. Philips Corporation having its principal office at 580 White Plains Road, Tarrytown, New York 10591 (hereinafter referred to as "USPC") and Hauppauge Record Manufacturing having its principal office at 15 Gilpin Avenue, Hauppauge, New York 11788 (hereinafter referred to as "Licensee").

     WHEREAS, the Philips' Group of Companies (hereinafter referred to as "Philips") has for many years been engaged in research and development of systems, in which signals encoded in digital form and stored on a disc are read and reproduced by means of devices using an optical read out beam, and has obtained valuable know-how and experience thereby;

     WHEREAS, one of the achievements of such research and development efforts was a new and revolutionary high-fidelity sound storage and reproduction system, which was further developed and defined in a cooperation with Sony Corporation of Japan and has been jointly presented under the name "Compact Disc Digital Audio System" (CD-A);

     WHEREAS, on the basis of this "Compact Disc Digital Audio System" three further systems have been defined in a cooperation with Sony Corporation of Japan and have been jointly presented under the names "Compact Disc Data System" (CD-ROM);"CDV System (CDV) and "Compact Disc Interactive System" (CD-i);

     WHEREAS, a multi-session CD system has been defined by Philips and Sony and jointly presented under the name "Enhanced Music Compact Disc System", which system is capable of storing sound and data respectively in two sessions on an optical disc;

     WHEREAS, Licensee desires the right to manufacture and sell discs utilizing any or all of the above CD-A, CD-ROM, CDV, CD-i and Enhanced Music CD Systems (jointly hereinafter referred to as "CD Systems", and wishes such discs to be interchangeable with the discs manufactured and sold by the Philips' Group of Companies and others utilizing such CD-Systems;

     WHEREAS, USPC owns and/or controls the right to license patent rights pertinent to the CD-Systems and owns additional patent rights pertinent to optical disc manufacturing in general;

     WHEREAS, USPC has been authorized by Sony to license patents owned by Sony and indicated on the Exhibits hereto under the terms and conditions specified herein, while Sony retains the right to also license such patents;

     WHEREAS, Licensee understands that USPC is willing to license any one or more patents owned by it for optical disc manufacturing, whether within or outside(1) of the Standard Specifications defining the CD Systems on reasonable terms and conditions; and

     WHEREAS, in furtherance of Licensee's efforts to manufacture and sell discs which are interchangeable within the respective CD-Systems, Licensee has requested USPC for a license under patent rights pertinent to the CD-Systems, which USPC has the free right to license, and, in addition, has requested USPC to disclose and make available certain basic information on the CD-Systems;

     NOW, THEREFORE, in mutual consideration of the premises and the faithful performance of the mutual covenants

----------
(1) or further information please contact Michael E. Marion, U.S. Philips Corporation, 580 White Plains Road, Tarrytown, NY 10591 hereinafter set forth, the parties hereto have agreed as follows:

                             Article I - DEFINITIONS

      As used in this Agreement the following terms shall have the following meanings, unless the context clearly requires otherwise:

1.01 Disc - any non-recordable, reflective, disc-shaped information carrier comprising any kind of information such as, but not limited to, audio/video/text/data related information, which information is irreversibly stored in a layer during and as an integral part of the manufacturing process of the disc, in a form which is optically readable by playback devices.

1.02 CD-Audio Disc - any Disc comprising audio information encoded in digital form, which is optically readable by a CD-Audio-Player (as hereinafter defined) and conforms to the CD-Audio Standard Specifications (as hereinafter defined).

1.03 CD-ROM Disc - any Disc comprising information encoded in digital form, which is optically readable by a CD-ROM Player (as hereinafter defined) and conforms to either the

     CD-ROM Standard Specifications (as hereinafter defined) or the CD-ROM(XA) Standard Specifications (as hereinafter defined).

1.04 CD-i Disc - any Disc comprising any kind of information such as, but not limited to audio, video, text and data related information, encoded in digital form, which is optically readable by a CD-i Player (as hereinafter defined) and conforms to the CD-i Standard Specifications (as hereinafter defined).

1.05 CDV-Disc - any Disc comprising television picture information consisting of analog video information with digital audio information, and with or without additional information to be used for control, retrieval, educational and/or instructional purposes in relation to the visual display of said television picture information, which is optically readable by a CDV-Player (as hereinafter defined) and conforms to the CDV-Standard Specifications (as hereinafter defined).

1.06 Enhanced Music CD Disc - any disc comprising any kind of information such as, but not limited to, audio, video, text and data related information encoded in digital form and which conforms to the Enhanced Music CD-Standard Specifications (as hereinafter defined).

1.07 CD-Audio Standard Specifications - the specifications for the CD-Audio-Disc/Player parameters as made available, modified or added to from time to time in accordance with the provisions of Article III hereof.

1.08 CD-ROM Standard Specifications - the specifications for the CD-ROM Disc/Player parameters as made available, modified or added to from time to time in accordance with the provisions of Article III hereof.

1.09 CD-ROM(XA) Standard Specifications - the specifications for the CD-ROM(XA)Disc/Player parameters as made available, modified or added to from time to time in accordance with the provisions of Article III hereof.

1.10 CD-i Standard Specifications - the specifications for the CD-i Disc/Player parameters (as hereinafter defined) as made available, modified or added to from time to time in accordance with the provision of Article III hereof.

1.11 CDV-Standard Specifications - the NTSC and/or PAL specifications for the CDV-Disc/Player parameters as made available, modified or added to from time to time in accordance with the provisions of Article III hereof.

1.12 Enhanced Music CD-Standard Specifications - the specifications for the Enhanced Music CD-Disc/Player parameters as made available, modified or added to from time to time in accordance with the provisions of Article III hereof.

1.13 Player - any playback device for optically reading information stored on a Disc and converting such information into electrical signals for reproduction purposes.

1.14 CD-Audio Player - a Player which is designed and manufactured solely for the reproduction of information stored on a CD-Audio Disc and conversion of such information, which is bit-encoded according to the CD-Audio Standard Specifications, into electrical signals by means prescribed in the CD-Audio Standard Specifications, which electrical signals are directly capable and intended to be used for sound reproduction through amplifiers and loudspeakers.

1.15 CD-ROM Player - a Player which is designed and manufactured solely for the reproduction of information stored on a CD-ROM Disc and conversion of such information, which is bit-encoded according to the CD-ROM Standard Specifications, into electrical signals by means prescribed in the CD-ROM-Standard Specifications, which electrical signals are directly capable and intended to be used for reproduction of computer-related-data through data handling and/or data processing apparatus.

1.16 CD-i Player - a Player which is designed and manufactured solely for the reproduction of any kind of information stored on a CD-i Disc and as defined in the CD-i Standard Specifications, and conversion of such information, which is bit-encoded according to said CD-i Standard Specifications, into electrical signals by means as prescribed in the CD-i Standard Specifications, which electrical signals are directly capable and intended to be used for reproduction of such information.

1.17 CDV-Player - a Player which is designed and manufactured solely for the reproduction of information stored on a CDV-Disc and conversion of such information, which is encoded according to the CDV-Standard Specifications, into electrical signals by means as prescribed in the CDV-

     Standard Specifications, which electrical signals are directly capable and intended to be used for visual reproduction through standard television receivers and/or standard television monitors.

1.18 Enhanced Music CD-Player - a Player which is designed and manufactured solely for the reproduction of information stored on an Enhanced Music CD Disc and conversion of such information, which is bit-encoded according to the Enhanced Music CD Standard Specifications, into electrical signals by means as prescribed in the Enhanced Music CD Standard Specifications, which electrical signals are directly capable and intended to be used for the reproduction of audio, video, text and data related information through data handling and/or data processing apparatus.

1.19 Combi-Player - a Player which is any combination of a CD-Audio Player, a CD-ROM Player, a CD-i Player, a CDV-Player and an Enhanced Music CD Player.

1.20 Licensed Product - any CD-Audio Disc, CD-ROM Disc, CD-i Disc, CDV-Disc or Enhanced Music CD Disc.

1.21 Licensed Patents - shall mean the patent rights listed in accordance with one of the following license options to be selected by the
     Licensee:

     (circle type of Licensed Product and Exhibit list of patents on each option chosen, whether A or B, for each type of Disc)

     I. Option A: Licensee, at its option, chooses from one or more of the U.S. Patents listed on Exhibit I (CD-Audio Disc), Exhibit III (CD-ROM Disc),
     Exhibit V (CD-i Disc), Exhibit VII (CDV Disc), and/or Exhibit IX (Enhanced Music CD), and defined herein as Licensed Patents;

OR

     II. Option B: Licensee chooses, at its option, all of the U.S. Patents listed on Exhibit II (CD-Audio Disc), Exhibit IV (CD-ROM Disc), Exhibit VI (CD-i Disc), Exhibit VIII (CDV Disc), and/or Exhibit X (Enhanced Music CD
     Disc), and defined herein as Licensed Patents.

By __________________________  Date ______________

1.22 Associated Company - any corporation or other legal entity, in which a party hereto, Philips Electronics North America Corporation, Philips Electronics, N.V. (PENV) of the Netherlands or Sony Corporation of Japan, now or hereafter controls, directly or indirectly, more than fifty percent (50%) of the shares entitled to vote for the election of directors or persons performing similar functions, but any such company or other legal entity shall be deemed an Associated Company only for as long as such control exists.

1.23 Territory - United States of America, its territories and possessions

                              Article II - LICENSES

Subject to the terms and conditions of this Agreement:

2.01 USPC hereby grants to Licensee and its Associated Companies a non-exclusive, non-transferable license under Licensed Patents to make, use and sell or otherwise dispose of Licensed Products in the Territory, but not to have Licensed Products made for it by third parties except as provided in Article IV.

2.02 USPC and Sony further agree for a period of ten (10) years from the date of this Agreement, to grant Licensee and its Associated Companies a non-exclusive, non-transferable license on reasonable, non-discriminatory terms comparable to those set forth herein, to make, use, sell or otherwise dispose of Licensed Products in the Territory, under any patent rights not yet licensed hereunder which are essential to the manufacturing, use or sale of Licensed Products, as to which, and to the extent to which, USPC or Sony, have, or may hereafter acquire, the free right to grant licenses to Licensee and its Associated Companies and which patent rights were first filed in any country of the world after December 31, 1982. It is expressly understood that in respect of the patent rights to be licensed pursuant to this paragraph 2.02 of Article II, paragraph 5.02 of Article V will not be applicable and that royalties payable may have to be paid over and above the royalties due on the basis of the use of Licensed Patents pursuant to paragraph 2.01 of this Article II.

2.03 Finally, USPC and Sony agree for a period of ten (10) years from the date of this Agreement to grant Licensee and its Associated Companies upon their request and on reasonable, non-discriminating royalty rates and conditions to be agreed upon from case to case, a non exclusive, non-transferable license to make, use, sell or otherwise dispose of CD-Audio Players, CD-ROM Players, CD-i Players, CDV-Players and Combi-Players in the Territory, under any or all present and future patent rights essential to the manufacture, use or sale of such Players, as to which, and to the extent to which, USPC or Sony may now have, or may hereafter acquire, the free right to grant licenses to Licensee and its Associated Companies for the manufacture, use and sale of such Players. It is expressly understood that paragraphs 5.01 and 5.02 of
     Article V shall not in any way be applicable to licenses pursuant to this paragraph 2.03 of Article II.

2.04 In consideration of the undertakings set forth in paragraphs 2.01, 2.02 and
     2.03 and similar undertakings by third party licensees of USPC or PENV, for a period of ten (10) years from the effective date of this Agreement, Licensee, agrees to grant to USPC, Philips Electronics North America Corporation, PENV, Sony Corporation of Japan and their respective Associated Companies, and to other third parties who have similarly entered, or will enter, into a license agreement with USPC, PENV or an Associated Company thereof concerning Licensed Products and who have elected to accept or will accept a similar undertaking as contained in this paragraph 2.04, on reasonable, nondiscriminating conditions comparable to those set forth herein, non-exclusive, non-transferable licenses to manufacture, use, sell or otherwise dispose of Licensed Products under any or all present and future patent rights which are essential to the manufacturing, use or sale of Licensed Product, as to which, and to the extent to which, Licensee or its Associated Companies may now have or may hereafter acquire the right to grant licenses.

2.05 In consideration of the undertakings set forth in paragraphs 2.01, 2.02 and
     2.03 and similar undertakings by third party licensees of USPC or PENV, for a period of ten (10) years from the effective date of this Agreement, Licensee agrees to grant to USPC, Philips Electronics North America Corporation, PENV, Sony Corporation of Japan and their respective Associated Companies, and to other third parties who have entered or will enter into a license agreement with USPC, PENV or an Associated Company thereof concerning Players and who have accepted or will accept a similar undertaking as contained in this paragraph 2.05, on reasonable, non-discriminating conditions to be agreed upon from case to case, nonexclusive, non-transferable licenses to manufacture, use, sell or otherwise dispose of CD-Audio, CD-ROM, CD-i, CDV, Enhanced Music CD and/or Combi-Players under any or all present and future patent rights which are essential to the manufacture, use or sale of such Player, as to which, and to the extent to which, Licensee or its Associated Companies may now have or may hereafter acquire the right to grant licenses.

2.06 To the extent a dispute exists between USPC, Licensee and/or Sony regarding whether any patent is "essential" or whether any license offered by Licensee, USPC, or Sony pursuant to this Article II is under "reasonable... conditions" as those words are used in this Article II then USPC, Sony and/or licensee shall submit such dispute to binding arbitration under the 1992 Patent Arbitration Rules of the American Arbitration Association ("AAA"). Such arbitration shall be held before a panel of three arbitrators and shall take place in New York, New York. Licensee, USPC and/or Sony each shall choose one arbitrator who shall be unaffiliated with the parties and who shall have been a member of the bar of the United States Court of Appeals for the Federal Circuit for at least the preceding five years. The two arbitrators chosen by USPC, Licensee and/or Sony shall then choose a third arbitrator who shall also have been a member of the bar of the Federal Circuit for at least the preceding five years and who shall serve as chairperson of the panel. If the arbitrators chosen by USPC, Licensee and/or Sony are unable to agree on a chairperson of the panel within sixty days of their designation by USPC, Licensee and/or Sony then such third arbitrator shall be chosen in accord with the rules of the AAA. All other disputes regarding or relating to this License Agreement other than those specified in this paragraph shall not be subject to arbitration.

IT IS EXPRESSLY UNDERSTOOD THAT

(I) THE LICENSES AND LICENSE UNDERTAKINGS WITH REGARD TO THE MANUFACTURE OF LICENSED PRODUCTS DO NOT REFER TO RECORDING MACHINES, OR APPARATUS OR METHODS FOR THE MULTIPLICATION OF DISCS, OR APPARATUS OR METHODS FOR THE MANUFACTURE OF MATERIALS; NOR DO THE LICENSE UNDERTAKINGS WITH REGARD TO

     THE MANUFACTURE OF PLAYERS EXTEND TO THE MANUFACTURE OF COMPONENTS OF PLAYERS SUCH AS, BUT NOT LIMITED TO SEMICONDUCTOR DEVICES, INTEGRATED CIRCUITS, LASERS, MOTORS AND LENSES, EXCEPT FOR PATENT RIGHTS PERTAINING TO CIRCUITRY AND/OR SYSTEM ASPECTS SPECIFIC TO THE CD-SYSTEMS (AND SIMILAR TYPE OPTICAL READ-OUT SYSTEMS), AND

(II) THE RIGHTS AND LICENSES GRANTED PURSUANT TO THIS AGREEMENT DO NOT EXTEND TO ANY COMBINATION OF ONE OR MORE LICENSED PRODUCTS WITH ANY OTHER ITEMS, PRODUCTS, SYSTEMS, STRUCTURES, APPARATUS OR SOFTWARE.

                     Article III - STANDARD SPECIFICATIONS,
                        TECHNICAL INFORMATION AND SUPPORT

3.01 Upon execution of this Agreement and receipt of the payment provided in paragraph 5.01 of Article V, USPC shall make available to Licensee for use by Licensee and its Associated Companies a copy of then current version of the respective Standard Specifications, together with such information as is in USPC's reasonable opinion is required for the interpretation of such then current Standard Specifications.

3.02 If USPC in its reasonable opinion determines that an addition or modification to any of the Standard Specifications should be made, Licensee shall be so notified in writing and be furnished with information to assist Licensee in the interpretation of such addition and/or modification.

3.03 Insofar as USPC has a free and legal right to do so, USPC further agrees to make available to Licensee upon Licensee's request and for use by Licensee and its Associated Companies in accordance with the terms of this Agreement, such other information, data and material as are, in USPC's reasonable opinion, strictly required to manufacture Licensed Products, which are interchangeable with Licensed Products made and/or sold by Philips.

                             Article IV - HAVE MADE

     The licenses and rights granted to Licensee and its Associated Companies pursuant to Article II and the right to use the information pursuant to Article III, include the right for Licensee and its Associated Companies to have third parties manufacture for Licensee's or its Associated Companies' use and account with due regard to what has been provided hereinbefore, such Licensed Products as Licensee and/or its Associated

Companies require in and for their sale of Licensed Products, provided that such third parties agree to use the information obtained by Licensee pursuant to
Article III only for the manufacture of Licensed Products ordered by Licensee and its Associated Companies and also agree to observe the secrecy obligations accepted by Licensee hereunder. As and when the information supplied by USPC to Licensee pursuant to Article III is supplied by Licensee or an Associated Company of Licensee to a third party supplier to have such third party supplier manufacture Licensed Products for Licensee and/or its Associated Companies, Licensee will notify USPC of the name of such third party supplier and of the fact that such third party supplier has agreed in writing to the restrictions on the use of the USPC supplied information to be observed by it.

                   Article V - ROYALTIES, REPORTS AND PAYMENTS

5.01 Upon execution of this Agreement, Licensee will make a non-refundable payment of twenty five thousand ($25,000) US dollars to USPC. Said payment of twenty five thousand dollars shall not be credited against royalties payable hereunder pursuant to paragraph 5.02 of this Article V.

5.02 (A) In the case where Licensee has chosen Option A to define Licensed Patents - In consideration of the patent licenses granted hereunder by USPC to Licensee, Licensee agrees to pay to USPC royalties as follows:

          (a) seven point five U.S. cents ($0.075) for each CDV Disc with an outer diameter greater than 130mm;

          (b) two U.S. cents ($0.02) for each CD-Audio Disc with an outer diameter smaller than 90mm; and

          (c) four point five US cents ($0.045) for:

               -each CD-i Disc;

               -each Enhanced Music CD Disc;

               -each CDV Disc with an outer diameter equal to, or smaller than
                    130 mm; and

               -each CD-Audio Disc with an outer diameter equal to, or greater than, 90mm;

which is made, used, sold or otherwise disposed of by Licensee or an Associated Company of Licensee, and in which a Licensed Patent is utilized.

5.02(B) In the case where Licensee has chosen Option B to define Licensed
     Patents - In consideration of the patent licenses granted hereunder by USPC to Licensee, Licensee agrees to pay to USPC royalties as follows:

          (a) eight U.S. cents ($0.08) for each CDV Disc with an outer diameter greater than 130mm;

          (b) two point two U.S. cents ($0.022) for each CD-Audio Disc with an outer diameter smaller than 90mm; and

          (c) four point eight US cents ($0.048) for:

               -each CD-ROM Disc;

               -each CD-i Disc;

               -each Enhanced Music CD Disc;

               -each CDV Disc with an outer diameter equal to, or smaller than,
                    130mm; and

               -each CD-Audio Disc with an outer diameter equal to, or greater than, 90mm;

which is made, used, sold or otherwise disposed of by Licensee or an Associated Company of Licensee, and in which a Licensed Patent is utilized.

5.03 A Licensed Product shall be considered sold when invoiced, or if not invoiced, when delivered to a party other than the manufacturer.

5.04 Within thirty (30) days after the 31st March, the 30th June, the 30th September and the 31st December of each year during the period this Agreement shall be in force and effect, Licensee shall submit to USPC, even if there are no sales, a statement in writing, duly certified by an officer of the Licensee, setting forth with respect to the preceding quarterly period:

     (i) The quantities of Licensed Products sold by Licensee and its Associated Companies, specifying the quantities for each of the following individual type of Licensed Products:

          (a)  CD-Audio Discs with an outer diameter smaller than 90 mm;

          (b)  CD-Audio Discs with an outer diameter greater than 90 mm;

          (c)  CDV Discs with an outer diameter greater than 130 mm;

          (d)  CDV Discs with an outer diameter smaller than 130 mm;

          (e)  CD-ROM Discs;

          (f)  CD-i Discs;

          (g)  Enhanced Music CD Discs; and

     (ii) the royalty payable to USPC as calculated under the terms of this Agreement.

     Licensee shall pay to USPC the royalty due hereunder in U.S. dollars concurrently with submission of the above mentioned statement.

5.05 Royalties shall be due and payable on all Licensed Products manufactured prior to, but remaining in stock with Licensee and its Associated Companies at the date of expiration or termination of this Agreement. Certified reports on the number of Licensed Products in stock at the time of expiration or termination of this Agreement shall be submitted to USPC within thirty (30) days after such expiration or termination. For the purpose of royalty computation it shall be assumed that all Licensed Products in stock will be sold, leased or otherwise disposed of in the same countries and in proportionally the same quantities as in the last full six
     (6) months period reported on during the term of this Agreement. Payment of royalties due shall be effected concurrently with the submission of said certified report.

5.06 All payments which are not made on the dates specified herein, shall accrue interest at the rate of two percent (2%) per month or the maximum permitted by applicable law, whichever is less.

5.07 All costs, such as stamp duties, taxes and other similar levies originating from or in connection with the conclusion of this Agreement shall be borne by Licensee. However, in the event that the government of a country imposes any income taxes on payments hereunder by Licensee to USPC and requires Licensee to withhold such tax from such payments, Licensee may deduct such tax from such payments. In such event, Licensee shall promptly furnish USPC with tax receipts issued by appropriate tax authorities so as to enable USPC to support a claim for credit against income taxes which may be payable by USPC and/or its Associated Companies in the Netherlands.

5.08 In order that the royalties and reports provided for in this Article V may be verified, Licensee agrees to ensure that full, complete and accurate books and records shall be kept covering all sales or other disposal of Licensed Products by Licensee and/or its Associated Companies, for a period of three (3) years following such sales or other dispositions. It is agreed that the books and records of Licensee and/or its Associated Companies may be audited from time to time, but not more than once in each calendar year, by an independent certified public accountant appointed by USPC and reasonably acceptable to Licensee, to the extent necessary to verify the accuracy of the aforementioned statements and payments. Such inspection shall be completed at USPC's own expense provided that if any discrepancy or error exceeding three percent (3%) of the money actually due is found in connection with the computation, the cost of such inspection shall be borne by Licensee.

5.09 Notwithstanding the provisions of paragraph 5.08 of this Article V, Licensee shall furnish whatever additional information as USPC may reasonably request from time to time to enable USPC to ascertain which products sold, leased or put into use by Licensee and/or its Associated Companies are subject to the payment of royalties to USPC hereunder, the patent rights which have been utilized in connection with such products, and the amount of royalties payable.

                     Article VI - MOST FAVORABLE CONDITIONS

     If under otherwise substantially the same conditions as contained in this Agreement, licenses under the patent rights referred to and licensed pursuant to
Article II should be granted for Licensed Products to any third party at a royalty rate more favorable than the rate payable by Licensee under this Agreement, Licensee shall be entitled to have the royalty rate applicable to it modified to such extent that the same shall be as favorable as that available to such third party, provided always that such obligation shall not apply in respect of cross-license agreements and other agreements, in which the consideration for such licenses shall not be wholly expressed in payment of royalties and shall also not apply to licenses or other arrangements made pursuant to a court decision or a settlement of a dispute between USPC and a Licensee or between USPC and a third party. Without limiting the foregoing, this
Article VI shall not apply to terms entered into in settlement of a filed court action regardless of the nature of such action or settlement terms.

                            Article VII - DISCLAIMER

     USPC warrants that it shall furnish the information to be suppled by it to the best of its ability, but it makes no representation or warranty as to the value of the information transmitted or the ability of Licensee to make use thereof to secure interchangability. USPC makes no warranty whatsoever that the use of information supplied by USPC does not infringe or may not cause infringement of patent rights owned or controlled by third parties, or of patent rights owned or controlled by USPC or an Associated Company of USPC not licensed pursuant to Article II.

     In further certainty the parties of this agreement recognize that third parties owned patent rights in the field of Licensed Products and Licensee excepts that USPC makes no warranty whatsoever that any manufacture, use, sale, lease or other disposition of Licensed Product will be free from infringement of any patent other than Licensed Patents.

                             Article VIII - SECRECY

     Licensee agrees that, subject to what has been provided for in Article IV of this Agreement, Licensee and its Associated Companies shall not disclose to any third party information relative to the manufacture and sale of Licensed Products acquired from USPC or USPC's Associated Companies.

This obligation, which shall run for the period of this Agreement and for a period of three (3) years thereafter, shall not apply to the extent information so acquired:

(a) was known to Licensee or its Associated Companies prior to the date said information was acquired from USPC or its Associated Companies, as shown by records of Licensee or any Associated Company of Licensee or otherwise demonstrated to Philips' satisfaction;

(b) is or has become available to the public in general through no fault of Licensee or its Associated Companies;

(c) was or is received from a third party who was free and had a legal right to disclose the same.

     In protecting information acquired from USPC or their Associated Companies pertaining to Licensed Products, Licensee has agreed that Licensee and its Associated Companies will take all necessary measures and precautions, including, but not limited to, measures requiring their present and future employees to give suitable undertakings of secrecy both for the period of their employment and thereafter, and that in general such information will be treated in the same manner and with the same degree of care as Licensee applies and has applied to its own information of a sensitive or confidential nature.

                      Article IX - PATENT MARKINGS AND LOGO

9.01 If requested by USPC, Licensee shall place appropriate patent markings on an exposed surface of the Licensed Products made, used, sold and/or otherwise disposed of hereunder. The content, form, location and language used in such markings shall be in accordance with the laws and practices of the country, where such markings are used.

9.02 In addition, Licensed Products may be provided with respective logos in accordance with the instructions laid down in the CD Logo Guide which is available from USPC on request (hereinafter referred to as "the Logo"). In advertisements and sales literature with respect to Licensed Products sold by Licensee and/or its Associated Companies the Logo may similarly be used and applied.

9.03 USPC grants Licensee and its Associated Companies a royalty free, non-exclusive, non-transferable, indivisible right to use the Logo on and with respect to Licensed Products manufactured by or for Licensee and/or its Associated Companies in accordance with the instructions laid down in Exhibit AA.

9.04 Licensee understands and agrees that USPC makes no warranty whatsoever that any use of the Logo will be free from infringement of intellectual property rights owned by third parties.

                             Article X - ASSIGNMENT

     This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective assigns. It may not be assigned in whole or in part by Licensee without the prior consent in writing of USPC except to the surviving corporation of a merger, consolidation or other transfer of all or substantially all the assets of Licensee and except that Licensee may assign this Agreement to one of its Associated Companies provided that Licensee remains liable hereunder and the transferee has the capability to perform all obligations to be performed hereunder.

                        Article XI - TERM AND TERMINATION

11.01 This Agreement shall be effective from the date first written above, if and unless otherwise terminated shall remain in force for a period of ten
      (10) years from the effective date of this Agreement. Notwithstanding the foregoing, this Agreement shall expire on the expiration date of the last to expire of the Licensed Patents licensed and referred to in Article II.

11.02 Either party may terminate this Agreement at any time on thirty (30) days notice to the other party in the event that the latter shall fail to perform any obligation under this Agreement and such default is not remedied within thirty (30) days after receipt of a notice specifying the nature of the default. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled, it being intended that all such remedies shall be cumulative. Any such termination shall not affect any payments, the rights to which may have fallen due under this Agreement prior to such termination. Notwithstanding anything to the contrary herein, USPC shall have the right, at its sole option and discretion, to terminate this Agreement without advance notice (but with written notice) in the event that Licensee shall fail to abide by the obligations as set forth in
      Article V hereof for three (3) consecutive quarters.

11.03 The obligations set forth in paragraphs 2.02, 2.03, 2.04, 2.05, 5.05,
      12.05 and Article VIII shall survive termination of this Agreement. Notwithstanding the foregoing, in the event termination is due to the breach of the Agreement by Licensee, paragraphs 2.02 and 2.03 shall not survive termination.

11.04 If Licensee should be dissolved or file a voluntary petition in bankruptcy or seek any court or governmental protection from creditors or make any assignment for creditors, or should an order be entered pursuant to any law relating to bankruptcy or insolvency appointing a receiver or trustee for Licensee, and if any such receivership is not terminated within sixty
      (60) days, then, in any of the events specified in this paragraph 11.04, USPC may give written notice to Licensee terminating this Agreement and this Agreement shall be terminated in accordance with the notice.

                           Article XII - MISCELLANEOUS

12.01 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them and neither of the parties shall be bound by any conditions, definitions, warranties, waivers, releases or representations (either expressed or implied) with respect to the subject matter of this Agreement, other than expressly provided for herein, or as duly set forth on or subsequent to the date hereof in writing signed by a duly authorized representative of the party to be bound thereby.

12.02 Nothing contained in this Agreement shall be construed:

      (a) as imposing on either party any obligation to institute any suit or action for infringement of any of the patent rights licensed hereunder or to defend any suit or action brought by a third party which challenges or concerns the validity of any of such patent rights, it being expressly understood that Licensee shall have no right to institute any such suit or action for infringement of any of the patent rights licensed by USPC hereunder, nor the right to defend any such suit or action which challenges or concerns the validity of any such USPC patent right;

      (b) as imposing any obligation to file any patent application or to secure any patent or to maintain any patent in force;

      (c) as conferring any license or right to copy or to simulate the appearance and/or design of any product of USPC or its Associated Companies;

      (d) as conferring any license under the patent rights licensed pursuant to Article II hereof to manufacture, use, sell, lease or otherwise dispose of any product or device other than a Licensed Product.

12.03 If at any time a party shall elect not to assert its rights under any provision of this Agreement, such action or lack of action in that respect shall not be construed as a waiver of its rights under said provision or of any other provision of this Agreement.

12.04 Any notice or request required or permitted to be given under or in connection with this Agreement or the subject matter hereof shall be in writing and shall be deemed to have been sufficiently given when, if given to Licensee, it is addressed to:

           Hauppauge record Manufacturing
           15 Gilpin Avenue
           Hauppauge, New York 11788

      and in respect to USPC, to:

           Intellectual Property Department
           U.S. Philips Corporation
           580 White Plains Road,
           Tarrytown, New York 10591

      and sent in each case by telecopy and Registered Mail, postage prepaid. The date of mailing shall be deemed to be the date on which such notice of request has been given. Either party may give written notice of change of address and, after notice of such change has been received, any notice or request required to be given shall thereafter be given to such party at such changed address in the manner as provided above.

12.05 This Agreement and all disputes, claims or controversies arising out of, or in any way relating to, this Agreement ("Dispute") shall be governed by and construed, and any claim or controversy arising with respect thereto shall be determined, in accordance with the laws and in the competent courts of the State of New York. The parties hereto consent to the personal jurisdiction of the competent courts of the State of New York for the purpose of prosecuting or resolving any such Dispute.

      IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be signed on the date first above written.



U.S. PHILIPS CORPORATION               HAUPPAUGE RECORD MANUFACTURING


By /s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
   ---------------------------            --------------------------------


Title Vice President                   Title VP
      ------------------------               -----------------------------
Date  4/1/96                           Date  2/29/29
      ------------------------               -----------------------------